Exhibit G-1


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             Notice of Annual Meeting of Stockholders - May 23, 2001

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TIME
10:00 a.m. EDT, on Wednesday, May 23, 2001


PLACE
Savannah International Trade & Convention Center
One International Drive
Savannah, Georgia

BUSINESS
(1)      Elect 10 members of the board of directors,
(2)      Approve the Southern Company Omnibus Incentive Compensation Plan,
(3) Consider and vote upon stockholder proposals, if presented at the meeting, as described in Item Nos. 3 and 4 in the attached proxy statement, and
(4)      Transact other business properly coming before the meeting.



RECORD DATE
Stockholders owning Company shares at the close of business on March 26, 2001, are entitled to attend and vote at the meeting.

DOCUMENTS
The Proxy Statement, proxy form, and the Southern Company Annual Report are included in this mailing.

VOTING
Even if you plan to attend the meeting in Savannah, please provide us your voting instructions in one of the following ways as soon as possible:

(1)      Internet - use the Internet address on the proxy form

(2)      Telephone - use the toll-free number on the proxy form

(3) Mail - mark, sign, and date the proxy form and return in the enclosed postage-paid envelope

By Order of the Board of Directors, Tommy Chisholm, Secretary, April 13, 2001